UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 25, 2014	COMMISSION FILE NO. 000-54319
(Date of earliest event reported)

LIFELOC TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

COLORADO	84-1053680
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12441 West 49th Ave., Unit 4, Wheat Ridge, CO 80033
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:   (303) 431-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

            On August 25, 2014, Lifeloc Technologies, Inc. (the "Company") entered into a Contract to Buy and Sell Real Estate (the "Contract") with Ward West Properties LLC, a non-affiliated third party, related to property located at 12441 West 49th Avenue, Wheat Ridge, CO 80033 (the "Property"), which includes the property the Company uses as its corporate headquarters and certain adjacent property, for a purchase price of $1,897,625 (the "Purchase Price"). The Contract requires the condominium association currently affecting the Property to be terminated. In connection with the closing of the transaction, the Company will enter into a Restrictive Covenant and Cross Access Agreement with the neighboring property owner. The Property is being acquired subject to various tenant leases. The Company intends to obtain financing for a portion of the Purchase Price. The Company has the right to assign the Contract to a wholly owned subsidiary. The closing of the transaction is scheduled to occur on October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Vern D. Kornelsen
Chief Financial Officer and Secretary

Date: August 28, 2014